UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2006 (September 18, 2006)

GEORGIA GULF CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9753	58-1563799
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (770) 395-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 18, 2006, Georgia Gulf Corporation (the “Company”) completed a Third Amendment to Amended and Restated Receivables Purchase Agreement (the “amendment”) to amend the Amended and Restated Receivables Purchase Agreement, dated November 12, 2004.  The amendment extends the termination date from September 29, 2006, to September 18, 2009.  In conjunction with this transaction, we also completed a Third Amendment to Receivables Sale Agreement Dated as of September 18, 2006, to the Receivables Sale Agreement Dated as of November 15, 2002.

Under the terms of the amended agreements, the Company has sold to Variable Funding Capital Company LLC and Victory Receivables Corporation an undivided percentage ownership interest in a defined pool of its trade receivables on a revolving basis.  The sale is recorded as a reduction in receivables on the Company’s consolidated balance sheet.  On-going costs will be charged to selling, general and administrative expenses. The balance sold is divided equally between the two purchasers.  The funded balance has the effect of reducing accounts receivable and short-term liabilities by the same amount. As collections reduce accounts receivable included in the pool, we sell ownership interests in new receivables to bring the ownership interests sold up to a maximum of $165 million.  We continue to service these receivables and maintain an interest in the receivables.

Continued availability of this financing is conditioned upon compliance with covenants, related primarily to the operation of the financing as set forth in the amended agreements.  Should the Company be unable to comply with these covenants, the financing would be terminated and although we would not be required to repurchase previously sold receivables, we would be prevented from selling additional receivables.   In that event,  the Company would have to source these funding requirements with  availability under its senior credit facility or obtain alternate financing.  The maximum potential future payments under the amended agreements are the base sale amount of $165 million plus any program fees on the funded balance, which we believe are approximately  $9.6 million annually.   Copies of the amended agreements are attached hereto as exhibits 10.1 and 10.2 and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits.

10.1         Third Amendment to Amended and Restated Receivables Purchase Agreement Dated as of September 18, 2006 among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as a Purchaser and Victory Receivables Corporation as a Purchaser and Wachovia Bank, National Association as Administrative Agent and Blue Ridge Purchaser Agent and the Bank of Tokyo-Mitsubishi, Ltd., New York Branch as Victory Purchaser Agent.

10.2         Third Amendment to Receivables Sale Agreement Dated as of September 18, 2006 to the Receivables Sale Agreement Dated as of November 15, 2002 among Georgia Gulf Corporation, as a Seller, Georgia Gulf Chemicals & Vinyls, LLC, as a Seller, Georgia Gulf Lake Charles, LLC, as a Seller and GGRC, CORP., as the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2006

Georgia Gulf Corporation

	By:	/s/ JOEL I. BEERMAN

	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

10.1         Third Amendment to Amended and Restated Receivables Purchase Agreement Dated as of September 18, 2006 among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as a Purchaser and Victory Receivables Corporation as a Purchaser and Wachovia Bank, National Association as Administrative Agent and Blue Ridge Purchaser Agent and the Bank of Tokyo-Mitsubishi, Ltd., New York Branch as Victory Purchaser Agent.

10.2         Third Amendment to Receivables Sale Agreement Dated as of September 18, 2006 to the Receivables Sale Agreement Dated as of November 15, 2002 among Georgia Gulf Corporation, as a Seller, Georgia Gulf Chemicals & Vinyls, LLC, as a Seller, Georgia Gulf Lake Charles, LLC, as a Seller and GGRC, CORP., as the Company.